UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 17, 2020

Date of Report (Date of earliest event reported)

Forte Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38052	26-1243872
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1124 W Carson Street MRL Building 3-320 Torrance, California	90502
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 618-6994

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FBRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) On July 17, 2020, the Audit Committee of the Board of Directors (the “Audit Committee”), of Forte Biosciences, Inc. (the “Company”) approved the dismissal of Ernst & Young LLP as the Company’s independent registered public accounting firm, effective as of July 17, 2020.

As previously reported, on June 15, 2020, the Company (formerly known as Tocagen Inc.) and privately-held Forte Subsidiary, Inc. (formerly known as Forte Biosciences, Inc.) (“Forte Subsidiary”), completed the business combination in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated February 19, 2020, as amended by that certain amendment dated May 11, 2020, by and among the Company, Telluride Merger Sub, Inc. (“Merger Sub”), and Forte Subsidiary (the “Merger Agreement”), pursuant to which Merger Sub merged with and into Forte Subsidiary, with Forte surviving as a wholly owned subsidiary of the Company (the “Merger”). Prior to the completion of the Merger, Ernst & Young LLP served as the independent registered public accounting firm of the Company.

The reports of Ernst & Young LLP on the Company’s financial statements for the years ended December 31, 2019 and 2018 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the years ended December 31, 2019 and 2018, there were no: (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference thereto in its reports on the financial statements for such years, or (2) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

We delivered a copy of this Current Report on Form 8-K to Ernst & Young LLP and requested that a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made in response to this Item and, if not, stating the respects in which it does not agree. Ernst & Young LLP responded with a letter dated July 21, 2020, a copy of which is annexed hereto as Exhibit 16.1, stating that Ernst & Young LLP agrees with the statements set forth above.

(b) Also on July 17, 2020, the Audit Committee approved the engagement of Mayer Hoffman McCann P.C. (“Mayer Hoffman”) as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

Prior to the completion of the Merger, Mayer Hoffman served as the independent auditors of Forte Subsidiary.

During the years ended December 31, 2019 and 2018, neither the Company, nor anyone on the Company’s behalf, consulted with Mayer Hoffman regarding either (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Mayer Hoffman concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

16.1	Letter dated July 21, 2020 from Ernst & Young LLP to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forte Biosciences, Inc.

Date: July 21, 2020	By:	/s/ Paul Wagner
Paul Wagner
Chief Executive Officer